UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

|_|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|X|   Definitive Information Statement

                          BIOACCELERATE HOLDINGS, INC.

                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

      |X|   No fee required

      |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

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                  (2) Aggregate number of securities to which transaction
                      applies:

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                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

                      -------------------------------
                  (4) Proposed maximum aggregate value of transaction:

                      -------------------------------
                  (5) Total fee paid:
                      -------------------------------

      |_|   Fee paid previously with preliminary materials

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid:

                      -----------------------
                  (2) Form, Schedule or Registration Statement No.

                      -----------------------
                  (3) Filing Party:

                      -----------------------
                  (4) Date Filed:

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                                    Copy to:
                            Michael Hirschberg, Esq.
                       DLA Piper Rudnick Gray Cary US LLP
                           1251 Avenue of the Americas
                          New York, New York 10020-1104
               Telephone: (212) 835-6270 Facsimile: (212) 884-8670

Dear Fellow Stockholder:

The purpose of this Information Statement is to inform you that on March 8, 2005, the Board of Directors of Bioaccelerate Holdings, Inc. (the "Company") approved, and recommended that the stockholders of the Company approve, an amendment to the Company's Certificate of Incorporation as follows (the "Amendment"):

1. To increase the number of authorized shares of common stock, par value $0.001 (the "Common Stock"), of the Company from 50,000,000 shares to 100,000,000 shares; and

2. To increase the number of authorized shares of preferred stock, par value $0.001 (the "Preferred Stock"), of the Company from 1,000,000 shares to 10,000,000 shares.

As of March 9, 2005, the holders of 22,167,763 shares of the Common Stock, or approximately 53.5% of the issued and outstanding shares of Common Stock, executed a written consent approving the Amendment. Pursuant to the provisions of the Nevada General Corporation Law and the Company's Certificate of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other stockholders of the Company. This written consent assures that the Amendment will occur without your vote. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent at least twenty (20) days prior to the effective date of the action. This notice, which is being sent to all holders of record as of March 9, 2005, is intended to serve as such notice under Nevada law and as the information statement required by the Exchange Act.

The date of this Information Statement is April 5, 2005. This Information Statement will be mailed on or about April 6, 2005.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

Lee Cole
Chief Executive Officer


                                  INTRODUCTION

On March 8, 2005, the Board of Directors of Bioaccelerate Holdings, Inc. (the "Company") approved, and recommended that the stockholders of the Company approve, an amendment to the Company's Certificate of Incorporation as follows (the "Amendment"):

1. To increase the number of authorized shares of common stock, par value $0.001 (the "Common Stock"), of the Company from 50,000,000 shares to 100,000,000 shares, and

2. To increase the number of authorized shares of preferred stock, par value $0.001 (the "Preferred Stock"), of the Company from 1,000,000 shares to 10,000,000 shares.

As of March 9, 2005, the holders of 22,167,763 shares of Common Stock, or approximately 53.5% of the issued and outstanding shares of Common Stock, executed a written consent approving the Amendment. As of the close of business on March 9, 2005, Company records indicated that 41,425,507 shares of its Common Stock were issued and outstanding.

This Information Statement is being mailed on or about April 6, 2005 to holders of record of Common Stock at the close of business on March 9, 2005, pursuant to
Section 14(c) of the Exchange Act and Regulation 14C promulgated thereunder. Pursuant to federal securities laws, the Amendment will not be effective until twenty (20) days following the mailing of this Information Statement or shortly thereafter.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                    QUESTIONS AND ANSWERS ABOUT THE AMENDMENT

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Amendment even though your vote is neither required nor requested for the Amendment to become effective.

Q. What will I receive if the Amendment is completed?

A. Nothing. The Amendment will only modify the Company's Certificate of Incorporation.

Q. When do you expect the Amendment to become effective?

A. The Amendment will become effective upon the filing of the Amendment with the Nevada Secretary of State. A copy of the form of Amendment is attached to this Information Statement as Annex A. We expect to file the Amendment with the Nevada Secretary of State twenty (20) days after this Information Statement has been sent to you or shortly thereafter.

Q. Why am I not being asked to vote?

A. The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A. Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q. Whom can I call with questions?

A. If you have any questions about the Amendment, please contact Lee Cole at 212-897-6849.

For more detailed information about the Company, including financial statements, you may refer to the Company's Form 10-QSB/A, filed with the SEC on November 24, 2004 and Form 10-QSB filed with the SEC on November 19, 2004. These documents are available on the SEC's EDGAR database at www.sec.gov or can be requested without cost by calling Lee Cole at 212-897-6849.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       Proposals and Board Recommendation

On March 8, 2005, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved, and recommended that the stockholders of the Company approve, the Amendment. The Amendment is reflected in the form of Certificate of Amendment to Certificate of Incorporation (the "Form of Amendment"), which is attached hereto as Annex A, and incorporated herein by reference. The authorization of additional shares of Common Stock and Preferred Stock will allow the Company to proceed with a potential equity financing which is under negotiation as of the date hereof. At this stage of negotiation, the Company does not know (i) whether such equity financing will require the issuance of Common Stock, Preferred Stock or both, or
(ii) the aggregate number of shares such equity financing will require. In addition, the authorization of additional shares of Common Stock and Preferred Stock will provide the Company the flexibility to seek additional capital through equity financings in a competitive environment from time to time in the future and to use equity, rather than cash, to make acquisitions from time to time in the future. As of the date hereof, the Company has no definitive commitments, arrangements or understandings with respect to the issuance of the additional Common Stock or Preferred Stock it is seeking to authorize and no understandings or agreements at this time with regard to any acquisitions.

(A) Increase in Authorized Common Stock of the Company. The Company's Certificate of Incorporation currently authorizes the Company to issue up to 50,000,000 shares of Common Stock. As of March 9, 2005, Company records indicate that the Company had issued and outstanding 41,425,507 shares of Common Stock. As a result, the number of authorized, non-designated shares of Common Stock available for issuance by the Company in the future is severely limited, and the Company's flexibility with respect to possible future equity financings, stock-for-stock acquisitions, stock splits, stock dividends or other transactions that involve the issuance of Common Stock has been severely diminished. The proposed increase to 100,000,000 authorized shares of Common Stock will increase the total number of unissued and unreserved authorized shares of Common Stock from 8,574,493 shares to 58,574,493 shares, an increase which the Board of Directors believes will improve the Company's ability to take advantage of opportunities which may develop from time to time in the future.

(B) Increase in Authorized "Blank Check" Preferred Stock of the Company. The Company's Certificate of Incorporation currently authorizes the Company to issue up to 1,000,000 shares of Preferred Stock. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the Board of Directors of a company. As of March 9, 2005, the Company had no issued and outstanding shares of Preferred Stock. Upon the effectiveness of the Amendment, the Board of Directors of the Company will be entitled to authorize the designation and issuance of up to 10,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Company's Board of Directors, with no further authorization by stockholders required for the creation and issuance thereof. In accordance with the provisions of Nevada General Corporation Law, the Board of Directors of the Company has the express authority to execute, acknowledge and file a certificate of designations setting forth any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the Preferred Stock. The Board of Directors believes that having additional shares of Preferred Stock available for proposed financing transactions, as well as possible issuances in connection with public or private offerings of shares for cash, dividends payable in Company stock , acquisitions of other companies or businesses and otherwise is in the best interest of the Company and its stockholders.

Rights and Preferences With Respect to Common Stock. If the Company issues any Preferred Stock, such Preferred Stock will include certain designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, any of which may dilute the voting power and economic interest of the holders of the Common Stock. For example, in a liquidation, the holders of the Preferred Stock may be entitled to receive a certain amount per share of Preferred Stock before the holders of the Common Stock receive any distribution. In addition, the holders of Preferred Stock may be entitled to a certain number of votes per share of Preferred Stock, and such votes may dilute the voting rights of the holders of Common Stock when the Company seeks to take corporate action. Furthermore, Preferred Stock could be issued with certain preferences over Common Stock with respect to dividends or the power to approve the declaration of a dividend. The aforementioned are only examples of how shares of Preferred Stock, if issued, could dilute the interests of the holders of Common Stock.

Approval by Stockholders. As of March 9, 2005, the Company had 41,425,507 shares of its Common Stock issued and outstanding. As of such date, the holders of 22,167,763 shares of Common Stock, or approximately 53.5% of the issued and outstanding shares of Common Stock, approved the amendment of the Company's Certificate of Incorporation to: (i) increase the number of authorized shares of Common Stock, par value $0.001, of the Company to 100,000,000 shares from 50,000,000 shares, and (ii) increase the number of authorized shares of Preferred Stock, par value $0.001, of the Company to 10,000,000 shares from 1,000,000 shares. The full text of the Amendment is reflected in the Form of Amendment which is attached hereto as Annex A. Pursuant to the provisions of Nevada law and the Company's Certificate of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other stockholders. Pursuant to the rules and regulations promulgated by the SEC under the Exchange Act, an information statement must be sent to the holders of voting stock who do not sign the written consent at least twenty (20) days prior to the effective date of the action. This Information Statement, which is being sent to all holders of record as of March 9, 2005, is intended to serve as such notice under Nevada law and as the information statement required by the Exchange Act.

Possible Anti-Takeover Effect. In addition to financing purposes, the Company could also issue shares of Common Stock or Preferred Stock that may, depending on their terms, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. When, in the judgment of the Board of Directors, this action will be in the best interest of the stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares also could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders of the Company. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control the Company by obtaining a certain number of seats on the Board of Directors.

The Company anticipates that the Amendment will be effective twenty (20) days after the mailing of this Information Statement; that is, it will be effective on approximately April 29, 2005 or shortly thereafter.

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND TO INFORM YOU THAT THE AMENDMENT WILL OCCUR.

                            DESCRIPTION OF SECURITIES

Common Stock

Number of Authorized and Outstanding Shares. After adoption of the Amendment, the Company's Certificate of Incorporation will authorize the issuance of 100,000,000 shares of Common Stock, par value $0.001 per share, of which 41,425,507 shares were outstanding on March 9, 2005. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all stockholders.

Other. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent for its Common Stock is Interwest Transfer

Company, Inc., 1981 Murray Holladay Road, Salt Lake City, UT 84117, Attn: Stacie Banks.

Preferred Stock

Number of Authorized Shares. After adoption of the Amendment, the Company's Certificate of Incorporation will authorize the issuance of 10,000,000 shares of Preferred Stock, par value $0.00l per share, in one or more series with such limitations and restrictions as may be determined at the sole discretion of the Company's Board of Directors, with no further authorization by stockholders required for the creation and issuance thereof. Shares of Preferred Stock will be registered on the books of the Company. The Company currently anticipates that the Preferred Stock will not be registered with the SEC pursuant to the Exchange Act. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of February 28, 2005, by (i) each person who is known by the Company to beneficially own 5% or more of the Common Stock, (ii) each director or executive officer of the Company, and (iii) all directors and executive officers of the Company as a group.

--------------------------------------------------------------------------------------------
   Name and Address of Beneficial Owner          Beneficial         Current Percentage of
                                             Ownership of Stock         Ownership (1)
--------------------------------------------------------------------------------------------
JSMCL (2)                                        4,829,332                 11.66%
Suite F8 International Commercial Center
Casemates Gibraltar
--------------------------------------------------------------------------------------------
Technology Finance Ltd. (2)
P.O. Box 307 Road Town                           4,769,322                 11.51%
Tortola, BVI
--------------------------------------------------------------------------------------------
Monmay Ltd. (2)
P.O. Box 3175 Road Town                          4,172,247                 10.07%
Tortola, BVI
--------------------------------------------------------------------------------------------
Jano Holdings Ltd. (2)
Suite F8 International Commercial Center         3,968,410                  9.58%
Casemates, Gibraltar
--------------------------------------------------------------------------------------------
Lifesciences Ventures Ltd. (2)
Suite F8 International Commercial Center         3,443,254                  8.31%
Casemates, Gibraltar
--------------------------------------------------------------------------------------------
Frank M. Armstrong (3)
Shanagarry, 5 South Park Drive
Gerrards Cross SL9 8JJ                               0                       0%
UK
--------------------------------------------------------------------------------------------
Kevin G. Bilyard (4)
22 Broadwalk Wilmslow
Cheshire SK9 5PL                                  100,000                     *
UK
--------------------------------------------------------------------------------------------
Linden Boyne (5)
11-12 Charles II Street
London, SW1Y 4QU                                     0                        0
UK
--------------------------------------------------------------------------------------------
Lee Cole (6)
712 Fifth Avenue, 19th Floor                         0                        0
New York, NY  10019
--------------------------------------------------------------------------------------------
Andrew J. Cosentino (7)
26 Dartmouth Road                                    0                        0
Cos Cob, CT  06807-1713
--------------------------------------------------------------------------------------------
John Christopher O'Toole (8)
640 East Broad Street                             100,000                     *
Westfield, NJ  07090
--------------------------------------------------------------------------------------------
Nigel J. Rulewski (9)
25 Bird Hill                                      100,000                     *
Wellesley, MA  02481
--------------------------------------------------------------------------------------------
All Executives and Directors as a group           300,000                   .70%
--------------------------------------------------------------------------------------------

o     less than 1%s

(1) Based on a total of 41,425,507 shares of Common Stock issued and outstanding as of March 9, 2005. In accordance with SEC rules, each person's percentage interest is calculated by dividing the number of shares that person beneficially owns by the sum of (a) the total number of shares outstanding on March 9, 2005 plus (b) the number of shares such person has the right to acquire within sixty (60) days of March 9, 2005.
(2) The Company has been advised that the persons and entities listed above have sole voting, investment and dispositive power over the shares indicated.
(3)   Frank Armstrong is the Chief Operating Officer and a Director of the
      Company.
(4)   Kevin Bilyard is a Senior Vice President and a Director of the Company.

(5) Linden Boyne is Chief Financial Officer, Secretary and a Director of the Company.
(6)   Lee Cole is Chief Executive Officer and a Director of the Company.
(7)   Andrew J. Cosentino is a Senior Vice President and a Director of the
      Company.
(8) John Christopher O'Toole is a Senior Vice President and a Director of the Company.
(9)   Nigel Rulewski is a Senior Vice President and a Director of the Company.

Change of Control of the Company

On August 6, 2004, the Company, formerly Mobile Design Concepts, Inc. ("Mobile"), agreed to acquire 100% of the outstanding common stock of Bioaccelerate, Inc., a Delaware corporation. As part of the transaction, the Company, a Nevada corporation, effected a 3.5-for-1 reverse stock split, which reduced its outstanding Common Stock from 4,812,800 shares to 1,375,085 shares and issued 32,325,000 shares of its Common Stock to Bioaccelerate, Inc.'s shareholders. Contemporaneous with the close of the acquisition on September 23, 2004, the Company (1) changed its corporate name from Mobile to Bioaccelerate Holdings, Inc., (2) moved its corporate office to New York, and (3) replaced all management, corporate officers and directors. As a result of the transaction, the Company had 33,700,085 shares of Common Stock issued and outstanding.

                                     ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          BIOACCELERATE HOLDINGS, INC.

BIOACCELERATE HOLDINGS, INC., a corporation organized and existing under and by virtue of Nevada General Corporation Law, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of the first paragraph of ARTICLE IV so that, as amended, said sentence shall be and read as follows:

"The Corporation shall have authority to issue an aggregate of 110,000,000 shares of capital stock, of which 10,000,000 shares shall be preferred stock, par value $0.001 (the "Preferred Stock") and 100,000,000 shares shall be common stock, par value $0.001 (the "Common Stock").

SECOND: That said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by a written consent dated March 9, 2005 given in accordance with the provisions of Nevada General Corporation Law.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Nevada General Corporation Law.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its Chief Executive Officer this 9th day of March 2005.

Lee Cole
Chief Executive Officer